CARMAX REPORTS RECORD THIRD QUARTER RESULTS

Richmond, Va., December 20, 2012 – CarMax, Inc. (NYSE:KMX) today reported record results for the third quarter ended November 30, 2012.

▪	Net sales and operating revenues increased 15% to $2.60 billion from $2.26 billion in the third quarter of last year.

▪	Used unit sales in comparable stores increased 12% for the quarter.

▪	Total used unit sales rose 16% in the third quarter.

▪	Total wholesale unit sales increased 10% in the third quarter.

▪	CarMax Auto Finance (CAF) income increased 16% to $72.5 million in the third quarter.

▪	Net earnings grew 15% to $94.7 million, or $0.41 per diluted share, compared with $82.1 million, or $0.36 per diluted share, in the third quarter of fiscal 2012.

Third Quarter Business Performance Review

“We are pleased to report strong increases in used and wholesale vehicle unit sales and CAF income, which drove solid bottom-line earnings growth,” said Tom Folliard, president and chief executive officer.  “Our strong comparable store sales growth allowed us to leverage SG&A expenses, even as we expanded our store base.”

Sales.  Used vehicle sales improved significantly, with total used units climbing 16% and comparable store used units up 12%.  The comparable store used unit growth was driven by improved conversion, which we believe benefited from a variety of factors, including more compelling credit offers from third-party finance providers and CAF, increased inventory selection, improved customer sentiment and continued strong in-store execution.  The used vehicle average selling price was similar to the prior year’s quarter.

Wholesale vehicle unit sales grew 10% compared with last year’s quarter.  Wholesale unit sales benefited from an increase in appraisal traffic, while the appraisal buy rate was similar to the prior year’s quarter.

-more-

Other sales and revenues increased 5% compared with the prior year’s third quarter, as an increase in extended service plan (ESP) revenues was largely offset by a reduction in net third-party finance fees.  Third-party subprime providers, who purchase subprime financings at a discount, originated 14% of used vehicle unit sales in the current quarter compared with 9% in the prior year quarter.  ESP revenues climbed 22% due to both the growth in used vehicle sales and an increase in ESP penetration.

Gross Profit.  Total gross profit increased 14% to $345.2 million from $303.2 million in the third quarter of fiscal 2012, primarily reflecting the increased used and wholesale vehicle unit sales, as well as higher other gross profit.

Used vehicle gross profit rose 15% to $227.0 million driven by the 16% increase in used unit sales.  Used vehicle gross profit per unit was relatively consistent at $2,146 versus $2,171 in last year’s third quarter.

Wholesale gross profit increased 11% to $73.6 million, driven by the 10% increase in wholesale unit sales.  Wholesale vehicle gross profit per unit remained stable at $923 compared with $914 in the prior year quarter.

Other gross profit rose 18% to $43.7 million, as improved ESP and service department profits were partially offset by the lower net third-party finance fees.

CarMax Auto Finance.  CAF income increased 16% to $72.5 million compared with $62.6 million in last year’s third quarter.  The growth in CAF income was largely attributable to the 15% increase in average managed receivables, which grew to $5.48 billion from $4.77 billion in the prior year period.  The increase in average managed receivables reflected the rise in CAF origination volume throughout fiscal 2012 and fiscal 2013 as we transitioned back to our pre-recession origination strategy, higher average amounts financed and the growth in retail unit sales.

The allowance for loan losses was 1.0% of managed receivables as of November 30, 2012, compared with 0.9% as of November 30, 2011.  Continued favorable loss experience partially offset the effect of the change in credit mix resulting from the transition in origination strategy.

SG&A.  Selling, general and administrative expenses increased 14% to $257.3 million from $225.8 million in the prior year’s third quarter.  The increase primarily reflected the combination of the 9% increase in our store base since the beginning of last year’s third quarter (representing the addition of 10 stores) and higher variable selling costs resulting from the 12% increase in comparable store used unit sales.  SG&A per retail unit declined to $2,393 versus $2,436 in the prior year’s quarter as the leverage resulting from the comparable store unit sales growth was partially offset by higher costs related to growing our store base.

Superstore Openings.  As of November 30, 2012, we had opened eight of the ten used car superstores that we plan to open in fiscal 2013.  During the third quarter, we opened three stores, entering the Des Moines and Denver markets, and adding our tenth store in the Los Angeles market.

Share Repurchase Program.  During the third quarter of fiscal 2013, we repurchased 1.7 million shares of common stock for $60.2 million pursuant to our share repurchase program.  The repurchase activity had no effect on reported third quarter net earnings per share.

-more-

Supplemental Financial Information

Sales Components

	Three Months Ended			Nine Months Ended
	November 30(1)			November 30(1)
(In millions)	2012	2011	Change	2012	2011	Change
Used vehicle sales	$2,068.7	$1,766.7	17.1%	$6,449.6	$5,853.2	10.2%
New vehicle sales	45.7	46.0	(0.7)%	162.5	154.7	5.0%
Wholesale vehicle sales	427.7	390.3	9.6%	1,332.5	1,325.9	0.5%
Other sales and revenues:
Extended service plan revenues	48.6	39.8	22.2%	152.7	131.0	16.6%
Service department sales	24.8	23.5	5.9%	76.4	74.6	2.4%
Third-party finance fees, net	(13.1)	(5.6)	(131.2)%	(38.9)	(11.8)	(229.8)%
Total other sales and revenues	60.4	57.6	4.9%	190.2	193.9	(1.9)%
Total net sales and operating revenues	$2,602.4	$2,260.5	15.1%	$8,134.9	$7,527.8	8.1%

(1)  Percent calculations and amounts shown are based on amounts presented on the attached consolidated statements of earnings and may not sum due to rounding.

Comparable Store Used Vehicle Sales Changes

	Three Months Ended		Nine Months Ended
	November 30		November 30
	2012	2011	2012	2011
Used vehicle units	12%	(3)%	5%	0%
Used vehicle dollars	13%	3%	6%	7%

Total Used Vehicle Sales Changes

	Three Months Ended		Nine Months Ended
	November 30		November 30
	2012	2011	2012	2011
Used vehicle units	16%	(1)%	9%	2%
Used vehicle dollars	17%	5%	10%	8%

Unit Sales

	Three Months Ended		Nine Months Ended
	November 30		November 30
	2012	2011	2012	2011
Used vehicles	105,815	90,975	329,422	302,311
New vehicles	1,705	1,719	6,164	5,952
Wholesale vehicles	79,747	72,805	246,059	242,752

Average Selling Prices

	Three Months Ended		Nine Months Ended
	November 30		November 30
	2012	2011	2012	2011
Used vehicles	$19,344	$19,221	$19,375	$19,170
New vehicles	$26,681	$26,611	$26,241	$25,863
Wholesale vehicles	$5,214	$5,215	$5,267	$5,316

-more-

Selected Operating Ratios

	Three Months Ended				Nine Months Ended
	November 30				November 30
(In millions)	2012	% (1)	2011 (2)	% (1)	2012	% (1)	2011 (2)	% (1)
Net sales and operating revenues	$2,602.4	100.0	$2,260.5	100.0	$8,134.9	100.0	$7,527.8	100.0
Gross profit	$345.2	13.3	$303.2	13.4	$1,095.1	13.5	$1,040.6	13.8
CarMax Auto Finance income	$72.5	2.8	$62.6	2.8	$223.3	2.7	$196.1	2.6
Selling, general, and administrative
expenses	$257.3	9.9	$225.8	10.0	$765.6	9.4	$697.3	9.3
Interest expense	$8.1	0.3	$8.4	0.4	$24.4	0.3	$25.4	0.3
Earnings before income taxes	$152.5	5.9	$131.6	5.8	$529.2	6.5	$514.2	6.8
Net earnings	$94.7	3.6	$82.1	3.6	$327.1	4.0	$318.8	4.2

(1)Calculated as the ratio of the applicable amount to net sales and operating revenues.

(2)As disclosed in our Annual Report on Form 10-K for the fiscal year ended February 29, 2012, fiscal 2012 reflects the revisions to correct our accounting for sale-leaseback transactions.

Gross Profit

	Three Months Ended			Nine Months Ended
	November 30			November 30
(In millions)	2012	2011	Change	2012	2011	Change
Used vehicle gross profit	$227.0	$197.5	15.0%	$718.2	$662.7	8.4%
New vehicle gross profit	0.9	2.0	(55.9)%	4.1	5.1	(21.1)%
Wholesale vehicle gross profit	73.6	66.5	10.6%	230.5	231.6	(0.4)%
Other gross profit	43.7	37.2	17.5%	142.3	141.2	0.8%
Total	$345.2	$303.2	13.9%	$1,095.1	$1,040.6	5.2%

Gross Profit per Unit

	Three Months Ended				Nine Months Ended
	November 30				November 30
	2012		2011		2012		2011
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,146	11.0	$2,171	11.2	$2,180	11.1	$2,192	11.3
New vehicle gross profit	$518	1.9	$1,164	4.4	$659	2.5	$865	3.3
Wholesale vehicle gross profit	$923	17.2	$914	17.0	$937	17.3	$954	17.5
Other gross profit	$407	72.4	$401	64.6	$424	74.8	$458	72.8
Total gross profit	$3,211	13.3	$3,271	13.4	$3,263	13.5	$3,376	13.8

(1)Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total retail units sold.

(2)Calculated as a percentage of its respective sales or revenue.

-more-

Components of CAF Income and Other CAF Information

	Three Months Ended November 30				Nine Months Ended November 30
(In millions)	2012	% (1)	2011	% (1)	2012	% (1)	2011	% (1)
Interest margin:
Interest and fee income	$125.1	9.1	$114.3	9.6	$368.9	9.3	$334.0	9.7
Interest expense	(23.3)	(1.7)	(25.6)	(2.2)	(72.4)	(1.8)	(80.3)	(2.3)
Total interest margin	101.8	7.4	88.7	7.4	296.5	7.5	253.7	7.4
Provision for loan losses	(18.1)	(1.3)	(15.1)	(1.3)	(40.2)	(1.0)	(24.9)	(0.7)
Total interest margin after
provision for loan losses	83.7	6.1	73.6	6.2	256.3	6.5	228.8	6.7

Other income	0.2	―	0.3	―	―	―	1.4	―
Total direct expenses	(11.4)	(0.8)	(11.3)	(0.9)	(33.0)	(0.8)	(34.1)	(1.0)
CarMax Auto Finance income	$72.5	5.3	$62.6	5.3	$223.3	5.7	$196.1	5.7

Total average managed
receivables	$5,477.4		$4,770.9		$5,266.0		$4,585.1
Net loans originated	$856.2		$664.0		$2,465.4		$2,125.2
Net CAF penetration rate	41.2%		38.1%		38.3%		36.7%
Weighted average contract rate	7.7%		8.7%		8.2%		8.8%

Ending allowance for loan losses	$54.3		$41.4		$54.3		$41.4

Warehouse facility information:
Ending funded receivables	$876.0		$876.0		$876.0		$876.0
Ending unused capacity	$724.0		$724.0		$724.0		$724.0

(1)Annualized percent of total average managed receivables.

SG&A Expenses

	Three Months Ended		Nine Months Ended
	November 30		November 30
(In millions)	2012	2011 (1)	2012	2011 (1)
Compensation and benefits (2)	$144.0	$124.0	$427.1	$384.2
Store occupancy costs	51.1	48.5	149.8	142.4
Advertising expense	22.5	22.4	76.7	75.4
Other overhead costs (3)	39.7	30.9	112.0	95.3
Total SG&A expenses	$257.3	$225.8	$765.6	$697.3

(1)As disclosed in our Annual Report on Form 10-K for the fiscal year ended February 29, 2012, fiscal 2012 reflects the revisions to correct our accounting for sale-leaseback transactions.

(2)Excludes compensation and benefits related to reconditioning and vehicle repair service, which is included in cost of sales.

(3)Includes IT expenses, insurance, bad debt, travel, preopening and relocation costs, charitable contributions and other administrative expenses.

-more-

Earnings Highlights

	Three Months Ended			Nine Months Ended
	November 30			November 30
(In millions except per share data)	2012	2011 (1)	Change	2012	2011 (1)	Change
Net earnings	$94.7	$82.1	15.3%	$327.1	$318.8	2.6%
Diluted weighted average shares outstanding	232.7	230.6	0.9%	232.0	230.5	0.7%
Net earnings per diluted share	$0.41	$0.36	13.9%	$1.41	$1.38	2.2%

(1)As disclosed in our Annual Report on Form 10-K for the fiscal year ended February 29, 2012, fiscal 2012 reflects the revisions to correct our accounting for sale-leaseback transactions.

Planned Store Openings

We currently plan to open the following superstores within 12 months from November 30, 2012:

Location	Television Market	Market Status	Planned Opening Date
Denver (Littleton), Colorado (1)	Denver	Existing	Q4 fiscal 2013
Jacksonville, Florida	Jacksonville	Existing	Q4 fiscal 2013
Harrisonburg, Virginia	Harrisonburg	New	Q1 Fiscal 2014
Columbus, Georgia	Columbus	New	Q1 Fiscal 2014
Savannah, Georgia	Savannah	New	Q1 Fiscal 2014
Houston, Texas	Houston	Existing	Q2 Fiscal 2014
Sacramento, California	Sacramento	Existing	Q2 Fiscal 2014
Frederick, Maryland	Washington/Baltimore	Existing	Q2 Fiscal 2014
Jackson, Tennessee	Jackson	New	Q3 Fiscal 2014
Waldorf, Maryland	Washington/Baltimore	Existing	Q3 Fiscal 2014
St. Louis (St. Peters), Missouri	St. Louis	New	Q3 Fiscal 2014
St. Louis (Lindbergh), Missouri	St. Louis	New	Q3 Fiscal 2014

(1)Store opened in December 2012.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, December 20, 2012.  Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457).  The conference I.D. for both domestic and international callers is 89964196.  A live webcast of the call will be available on our investor information home page at investor.carmax.com and at www.streetevents.com.

A webcast replay of the call will be available at investor.carmax.com beginning at approximately 1:00 p.m. ET on December 20, 2012, through April 9, 2013.  A telephone replay also will be available through December 31, 2012, and may be accessed by dialing 1-855-859-2056 (international callers dial 1‑404‑537‑3406).  The conference I.D. for both domestic and international callers is 89964196.

Fourth Quarter and Fiscal Year 2013 Earnings Release Date

We currently plan to release fourth quarter and fiscal year 2013 results on Wednesday, April 10, 2013, before the opening of the New York Stock Exchange.  We will host a conference call for investors at 9:00 a.m. ET on that date.  Information on this conference call will be available on our investor information home page at investor.carmax.com in March 2013.

-more-

About CarMax

CarMax, a member of the Fortune 500 and the S&P 500, and one of the Fortune “100 Best Companies to Work For,” for eight consecutive years, is the nation’s largest retailer of used vehicles.  Headquartered in Richmond, Va., CarMax currently operates 117 used car superstores in 58 markets.  The CarMax consumer offer features low, no-haggle prices, a broad selection of CarMax Quality Certified used vehicles and superior customer service.  During the twelve months ended February 29, 2012, the company retailed 408,080 used vehicles and sold 316,649 wholesale vehicles at our in-store auctions.  For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in general or regional U.S. economic conditions.
•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.
•	Changes in consumer credit availability related to our third-party financing providers.
•	Changes in the competitive landscape within our industry.
•	Significant changes in retail prices for used and new vehicles.
•	A reduction in the availability of or access to sources of inventory.
•	Factors related to the regulatory and legislative environment in which we operate.
•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer information.
•	Events that damage our reputation or harm the perception of the quality of our brand.
•	Factors related to geographic growth, including the inability to acquire or lease suitable real estate at favorable terms or to effectively manage our growth.
•	The loss of key employees from our store, regional or corporate management teams or a significant increase in labor costs.
•	The failure of key information systems.
•	The effect of new accounting requirements or changes to U.S. generally accepted accounting principles.
•	The effect of various litigation matters.
•	Adverse conditions affecting one or more automotive manufacturers or manufacturer recalls.
•	The occurrence of severe weather events.
•	Factors related to the seasonal fluctuations in our business.
•	Factors related to the geographic concentration of our superstores.
•	Acts of terrorism, the outbreak of war, or other significant national or international events.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 29, 2012, and our quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.  Our filings are publicly available on our investor information home page at investor.carmax.com.  Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4287.  We disclaim any intent or obligation to update our forward-looking statements.

-more-

Contacts:

Investors and Financial Media:

         Katharine Kenny, Vice President, Investor Relations, (804) 935-4591

         Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:

         Trina Lee, Director, Public Relations, (855) 887-2915

         Britt Farrar, Manager, Public Relations, (855) 887-2915

-more-

CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

	Three Months Ended November 30				Nine Months Ended November 30
(In thousands except per share data)	2012	% (1)	2011 (2)	% (1)	2012	% (1)	2011 (2)	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$2,068,742	79.5	$1,766,690	78.2	$6,449,613	79.3	$5,853,213	77.8
New vehicle sales	45,693	1.8	45,997	2.0	162,543	2.0	154,736	2.1
Wholesale vehicle sales	427,650	16.4	390,262	17.3	1,332,495	16.4	1,325,926	17.6
Other sales and revenues	60,361	2.3	57,565	2.5	190,219	2.3	193,875	2.6
NET SALES AND OPERATING REVENUES	2,602,446	100.0	2,260,514	100.0	8,134,870	100.0	7,527,750	100.0
Cost of sales	2,257,227	86.7	1,957,295	86.6	7,039,743	86.5	6,487,161	86.2
GROSS PROFIT	345,219	13.3	303,219	13.4	1,095,127	13.5	1,040,589	13.8
CARMAX AUTO FINANCE INCOME	72,454	2.8	62,625	2.8	223,309	2.7	196,112	2.6
Selling, general and administrative expenses	257,282	9.9	225,765	10.0	765,559	9.4	697,307	9.3
Interest expense	8,065	0.3	8,359	0.4	24,360	0.3	25,363	0.3
Other income (expense)	139	―	(94)	―	683	―	119	―
Earnings before income taxes	152,465	5.9	131,626	5.8	529,200	6.5	514,150	6.8
Income tax provision	57,784	2.2	49,516	2.2	202,137	2.5	195,386	2.6
NET EARNINGS	$94,681	3.6	$82,110	3.6	$327,063	4.0	$318,764	4.2
WEIGHTED AVERAGE COMMON SHARES:
Basic	228,904		226,446		228,346		226,104
Diluted	232,656		230,632		232,048		230,529
NET EARNINGS PER SHARE:
Basic	$0.41		$0.36		$1.43		$1.41
Diluted	$0.41		$0.36		$1.41		$1.38

(1)Calculated as a percentage of net sales and operating revenues and sums may not equal totals due to rounding.

(2)As disclosed in our Annual Report on Form 10-K for the fiscal year ended February 29, 2012, fiscal 2012 reflects the revisions to correct our accounting for sale-leaseback transactions.

-more-

CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)		(Unaudited)
	November 30	February 29	November 30
(In thousands except share data)	2012	2012	2011 (1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$445,110	$442,658	$383,411
Restricted cash from collections on auto loan receivables	204,360	204,314	174,392
Accounts receivable, net	62,660	86,434	54,522
Inventory	1,339,044	1,092,592	1,013,183
Deferred income taxes	9,315	9,938	13,085
Other current assets	24,875	17,512	9,806
TOTAL CURRENT ASSETS	2,085,364	1,853,448	1,648,399
Auto loan receivables, net	5,552,035	4,959,847	4,807,804
Property and equipment, net	1,411,588	1,278,722	1,230,897
Deferred income taxes	147,571	133,134	120,268
Other assets	101,125	106,392	100,413
TOTAL ASSETS	$9,297,683	$8,331,543	$7,907,781

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$272,807	$324,827	$246,393
Accrued expenses and other current liabilities	116,629	128,973	125,683
Accrued income taxes	266	3,125	13,069
Short-term debt	706	943	759
Current portion of finance and capital lease obligations	15,885	14,108	13,615
Current portion of non-recourse notes payable	169,399	174,337	147,183
TOTAL CURRENT LIABILITIES	575,692	646,313	546,702
Finance and capital lease obligations, excluding current portion	341,424	353,566	357,288
Non-recourse notes payable, excluding current portion	5,211,064	4,509,752	4,318,046
Other liabilities	145,834	148,800	103,487
TOTAL LIABILITIES	6,274,014	5,658,431	5,325,523

Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized;
228,216,842 and 227,118,666 shares issued and outstanding
as of November 30, 2012 and February 29, 2012, respectively	114,108	113,559	113,237
Capital in excess of par value	942,017	877,493	858,790
Accumulated other comprehensive loss	(51,745)	(62,459)	(39,257)
Retained earnings	2,019,289	1,744,519	1,649,488
TOTAL SHAREHOLDERS’ EQUITY	3,023,669	2,673,112	2,582,258
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,297,683	$8,331,543	$7,907,781

(1)As disclosed in our Annual Report on Form 10-K for the fiscal year ended February 29, 2012, fiscal 2012 reflects the revisions to correct our accounting for sale-leaseback transactions.

-more-

CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended November 30
(In thousands)	2012	2011 (1)
OPERATING ACTIVITIES:
Net earnings	$327,063	$318,764
Adjustments to reconcile net earnings to net cash
(used in) provided by operating activities:
Depreciation and amortization	70,721	60,696
Share-based compensation expense	46,597	37,148
Provision for loan losses	40,154	24,878
Loss on disposition of assets	1,554	1,331
Deferred income tax benefit	(6,569)	(5,014)
Net decrease (increase) in:
Accounts receivable, net	23,774	65,075
Inventory	(246,452)	36,294
Other current assets	(7,336)	24,038
Auto loan receivables, net	(632,342)	(512,107)
Other assets	(506)	(5,334)
Net decrease in:
Accounts payable, accrued expenses and other current
liabilities and accrued income taxes	(102,666)	(21,673)
Other liabilities	(13,220)	(17,763)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(499,228)	6,333
INVESTING ACTIVITIES:
Capital expenditures	(184,942)	(105,990)
Increase in restricted cash from collections on auto loan receivables	(46)	(13,340)
Increase in restricted cash in reserve accounts	(6,912)	(8,573)
Release of restricted cash from reserve accounts	15,980	12,088
Purchases of money market securities, net	(2,088)	(520)
Purchases of investments available-for-sale	(1,525)	(2,252)
Sales of investments available-for-sale	318	52
NET CASH USED IN INVESTING ACTIVITIES	(179,215)	(118,535)
FINANCING ACTIVITIES:
Decrease in short-term debt, net	(237)	(243)
Payments on finance and capital lease obligations	(10,365)	(9,331)
Issuances of non-recourse notes payable	4,010,000	3,633,000
Payments on non-recourse notes payable	(3,313,626)	(3,181,432)
Repurchase and retirement of common stock	(51,091)	―
Equity issuances, net	29,486	5,039
Excess tax benefits from share-based payment arrangements	16,728	7,459
NET CASH PROVIDED BY FINANCING ACTIVITIES	680,895	454,492
Increase in cash and cash equivalents	2,452	342,290
Cash and cash equivalents at beginning of year	442,658	41,121
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$445,110	$383,411

(1)As disclosed in our Annual Report on Form 10-K for the fiscal year ended February 29, 2012, fiscal 2012 reflects the revisions to correct our accounting for sale-leaseback transactions.

# # #